Exhibit 99.1

Press Release	Source: International Imaging Systems, Inc.

International Imaging Systems Completes Share Exchange to Acquire PRC Bio-Diesel and Oil Company

Thursday October 25, 11:52 am ET

XI'AN, China, Oct. 25 /PRNewswire-FirstCall/ -- International Imaging Systems, Inc. (the "Company") (OTC Bulletin Board: IIMG.OB - News) today announced that it has completed a share exchange under which it acquired 100% of the outstanding capital stock of Baorun China Group Limited ("Baorun China"), a Hong Kong company. Baorun China's wholly-owned subsidiary, Redsky Industrial (Xi'an ) Co., Ltd. ("Redsky China"), a P.R.C. company, operates its business in China through Xi'an Baorun Industrial Development Co., Ltd. ("Xi'an Baorun"). Xi'an Baorun, a P.R.C. company located in Xi'an, Shaanxi Province in China, specializes in the development, exploration, production and distribution of bio-diesel and wholesale and processing of heavy oil and finished oil products in China. Under the terms of the share exchange, in exchange for all of their shares of Baorun China, the Company issued the shareholders of Baorun China approximately 94% of the Company's common stock. In connection with the transaction, one of the directors and all of the officers of the Company prior to the share exchange resigned; Mr. Gao Xincheng was appointed as a director, as Chairman and Chief Executive Officer of the Company, Ms. Li Gaihong was appointed as Chief Financial Officer of the Company and Mr. Chen Jun was appointed as Chief Operating Officer of the Company. Ms. Li will join as a member of the board of directors at a later date, immediately after the resignation of Mr. John Vogel as a member of the board of directors.

Concurrent with the share exchange, the Company completed a private equity financing of $10 million with 1 accredited investor. Pursuant to the financing, the Company issued 1,000,000 shares of its Series A Convertible Preferred Stock, initially convertible into 4,545,455 shares of the Company's common stock, subject to adjustment and warrants to purchase up to an aggregate of 5,681,819 shares of Company common stock. The proceeds from the financing will be used for working capital and general corporate purposes.

The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission within the required time period, which Report will disclose detailed information about the Company and its subsidiaries, including financial statements for the fiscal years ended December 31, 2004, 2005 and 2006 and the six months ended June 30, 2006 and 2007, and further details regarding the transactions disclosed above.

The securities issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. The Company has agreed to file a registration statement within 45 days of the closing of the transaction, covering the resale of 1,500,000 shares of common stock issued to one of the stockholders of Baorun China, and 1,123,769 shares of common stock that were issued to stockholders of the Company prior to the share exchange. The Company also agreed to file a registration statement at a later date covering the resale of the shares of common stock underlying the Series A Convertible Preferred Stock; the warrants issued to the investor in the financing have demand registration rights.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About International Imaging Systems, Inc.

International Imaging Systems, Inc., through its subsidiaries, is engaged primarily in the development, exploration, production and distribution of bio- diesel and wholesale and processing of heavy oil and finished oil products in China.

Forward-looking Statements

This news release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the option to purchase additional securities. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company's control, and which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements, its ability to control its expansion, its ability to maintain relationships with customers, its limited operating history, the availability and cost of raw materials, ability to expand its current manufacturing capacity, ability to develop new business segments, effects of competition, risks of operating in China and the other factors listed under "Risk Factors" in its filings with the SEC. All statements other than statements of historical fact are statements that could be forward-looking statements. The Company assumes no obligation to update the information contained in this news release.

Source: International Imaging Systems, Inc.